                                                                     EXHIBIT 5.1


                               February 11, 1998



Kilroy Realty Corporation
2250 East Imperial Highway
El Segundo, California  90245

     Re: Kilroy Realty Corporation (the "Company") Amendment No. 1 to Registration Statement on Form S-3 pertaining to $400,000,000 maximum aggregate initial offering price of (i) shares of common stock of the Company, par value $.01 per share ("Common Stock"); (ii) shares of preferred stock of the Company, par value $.01 per share ("Preferred Stock"); and (iii) warrants to purchase shares of Common Stock or shares of Preferred Stock ("Warrants")
          --------------------------------------------------------------------

Ladies and Gentlemen:

     In connection with the registration of shares of Common Stock, shares of Preferred Stock and Warrants (collectively, the "Securities") under the Securities Act of 1933, as amended (the "Act"), by the Company on Form S-3, filed with the Securities and Exchange Commission (the "Commission") on January 28, 1998 (the "Registration Statement") and Amendment No. 1 to the Registration Statement filed or to be filed with the Commission on or about February 11, 1998, you have requested our opinion with respect to the matters set forth below. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

     We have acted as special Maryland corporate counsel to the Company in connection with the matters described herein. In our capacity as special Maryland corporate counsel to the Company, we have reviewed and are familiar with the charter of the Company (the "Charter"), consisting of Articles of Incorporation filed with the Maryland State Department of Assessments and Taxation (the "Department") on September 13, 1996 and Articles of Amendment and Restatement filed with the Department on January 21, 1997; the Amended and Restated Bylaws of the Company (the "Bylaws"), which were duly adopted by the Board of Directors of the Company on January 26, 1997; and certain resolutions adopted and actions taken by the Board of Directors of the Company (the "Board of Directors")

BALLARD SPAHR ANDREWS & INGERSOLL

Kilroy Realty Corporation
February 11, 1998
Page 2


on or before the date hereof and in full force and effect on the date hereof including, but not limited to, those certain resolutions adopted by the Board of Directors on December 16, 1997. We have also examined the Registration Statement, other documents, corporate and other records of the Company and certificates of public officials and officers of the Company including, without limitation, a status certificate of recent date issued by the Department to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland, and a Certificate of Officers of the Company of recent date to the effect that, among other things, the Charter and Bylaws of the Company and the resolutions and actions by the Board of Directors which we have examined are true, correct and complete, have not been rescinded or modified and are in full force and effect on the date of such certificate. We have also made such further legal and factual examinations as we have deemed necessary or appropriate to provide a basis for the opinion set forth below.

     In reaching the opinions set forth below, we have assumed the following:
(a) each person executing any instrument, document or agreement on behalf of any party (other than the Company) is duly authorized to do so; (b) each natural person executing any instrument, document or agreement is legally competent to do so; (c) all documents submitted to us as originals are authentic; all documents submitted to us as certified, facsimile or photostatic copies conform to the original document; all signatures on all documents submitted to us for examination are genuine; and all public records reviewed are accurate and complete; (d) the resolutions adopted and to be adopted, and the actions taken and to be taken by the Board of Directors including, but not limited to, the adoption of all resolutions and the taking of all action necessary to authorize the issuance and sale of the Securities in accordance with the procedures set forth in paragraphs 1, 2 and 3 below, have occurred or will occur at duly called meetings at which a quorum of the incumbent directors of the Company were or are present and acting throughout, or by unanimous written consent of all incumbent directors, all in accordance with the Charter and Bylaws of the Company and applicable law; (e) the number of shares of Preferred Stock and the number of shares of Common Stock to be offered and sold under the Registration Statement, together with the number of shares of Preferred Stock and the number of shares of Common Stock issuable upon exercise of the Warrants, will not, in the aggregate, exceed the number of shares of Preferred Stock, and the number of shares of Common Stock, respectively, authorized in the Charter of the Company, less the number of shares of Preferred

BALLARD SPAHR ANDREWS & INGERSOLL

Kilroy Realty Corporation
February 11, 1998
Page 3


Stock and the number of shares of Common Stock, respectively, authorized and reserved for issuance and issued and outstanding on the date on which the Securities are authorized, the date on which the Securities are issued and delivered, the date on which the Warrants are exercised and the date on which shares of Preferred Stock and shares of Common Stock, respectively, are issued pursuant to exercise of Warrants; (f) none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security nor the compliance by the Company with the terms of such Security will violate any applicable law or will conflict with, or result in a breach or violation of, the Charter or Bylaws of the Company, or any instrument or agreement to which the Company is a party or by which the Company is bound or any order or decree of any court, administrative or governmental body having jurisdiction over the Company; and (g) none of the Securities, and none of the shares of Preferred Stock or shares of Common Stock issuable upon exercise of the Warrants, will be issued and sold to an Interested Stockholder of the Company or an Affiliate thereof, all as defined in Subtitle 6 of Title 3 of the Maryland General Corporation Law, or in violation of the provisions of Article IV, Section E of the Charter of the Company entitled "Restrictions on Ownership and Transfer to Preserve Tax Benefits."

     Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that:

     1. Upon due authorization by the Board of Directors of a designated number of shares of Common Stock for issuance at a minimum price or value of consideration to be set by the Board of Directors, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such shares of Common Stock, and when such Common Shares are issued and delivered against payment of the consideration therefor as set by the Board of Directors, such shares of Common Stock will be validly issued, fully paid and non-assessable.

     2. Upon: (a) designation by the Board of Directors of one or more classes of Preferred Stock to distinguish each such class from other than outstanding classes of Preferred Stock; (b) setting by the Board of Directors of the number of shares of Preferred Stock to be included in each such class; (c) establishment by the Board of Directors of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of each such class of Preferred Stock;
(d) filing by the Company with the

BALLARD SPAHR ANDREWS & INGERSOLL

Kilroy Realty Corporation
February 11, 1998
Page 4


Department of Articles Supplementary setting forth a description of each such class of Preferred Stock, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set by the Board of Directors and a statement that the Preferred Stock has been classified by the Board of Directors under the authority contained in the Charter, and the acceptance for record by the Department of such Articles Supplementary; and (e) due authorization by the Board of Directors of a designated number of shares of Preferred Stock for issuance at a minimum price or value of consideration to be set by the Board of Directors, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such shares of Preferred Stock and when such shares of Preferred Stock are issued and delivered against payment of the consideration therefor as set by the Board of Directors, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

     3. Upon: (a) designation and titling by the Board of Directors of the Warrants; (b) setting by the Board of Directors of the number of Warrants to be issued; (c) establishment by the Board of Directors of the terms, conditions and provisions of the Warrants; (d) due authorization by the Board of Directors of the Warrants for issuance at a minimum price or value of consideration to be set by the Board of Directors; and (e) reservation and due authorization by the Board of Directors of the shares of Common Stock and the shares of Preferred Stock of the Company issuable upon exercise of such Warrants in accordance with the procedures set forth in paragraphs 1 and 2 above, at a minimum price or value of consideration to be set by the Board of Directors, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of the Warrants, and when such Warrants are issued and delivered against payment of the consideration therefor as set by the Board of Directors, in accordance with the authorization by the Board of Directors and the terms of any Warrants Agreement, and authenticated by the Warrant Agent, such Warrants will constitute valid and binding obligations of the Company, subject to bankruptcy, insolvency, reorganization and other laws affecting the rights of creditors generally and the exercise of judicial discretion in accordance with general principles of equity.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the filing of this opinion as an exhibit to applications to the securities

BALLARD SPAHR ANDREWS & INGERSOLL

Kilroy Realty Corporation
February 11, 1998
Page 5


commissioners of the various states of the United States for registration of the Securities. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Prospectus (which is a part of the Registration Statement) entitled "Legal Matters."

     This opinion is limited to the present corporate laws of the State of Maryland and we express no opinion with respect to the laws of any other jurisdiction. Furthermore, the opinions presented in this letter are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly set forth herein. Without limiting the generality of the foregoing, we express no opinion with respect to any securities laws.

     The opinions set forth in this letter are rendered as of the date hereof and are necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion if any applicable law is changed after the date hereof or if we become aware of any facts or circumstances which now exist or which occur or arise in the future and may change the opinions expressed herein after the date hereof.

     The opinions expressed in this letter are for your use and the use of your securities counsel, Latham & Watkins, in connection with the filing of the Registration Statement and the rendering of opinions by Latham & Watkins in connection therewith, and may not be relied upon by you or Latham & Watkins for any other purpose, without our prior written consent.

                                  Very truly yours,

                                  /s/ Ballard Spahr Andrews & Ingersoll